UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2007 (November 14, 2007)

CuraGen Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23223	06-1331400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street, Branford, Connecticut	06405
(Address of Principal Executive Offices)	(Zip Code)

(203) 481-1104

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 14, 2007, the Company repurchased, in privately negotiated transactions, a total of $22.2 million of its 4% convertible subordinated debentures due February 2011, for $17.9 million, plus accrued interest of $0.2 million to the date of repurchase. The Company will continue to evaluate options to repurchase or refinance a portion of the remaining $73.9 million of 4% convertible subordinated debentures. Any repurchases might occur through cash purchases and/or exchange for equity securities, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION

Date: November 15, 2007	By:	/s/ David M. Wurzer
David M. Wurzer
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)